UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2010

ICT GROUP, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard, Newtown, Pennsylvania		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 2, 2010, Sykes Enterprises, Incorporated (“Sykes”) and ICT Group, Inc. (the “Company”) executed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 5, 2009, among the Company, Sykes, SH Merger Subsidiary I, Inc. (“Merger Sub”), Inc., and SH Merger Subsidiary II, LLC (“Merger Sub II”). Pursuant to Articles of Merger filed with the Pennsylvania Secretary of the Commonwealth, the merger of Merger Sub and the Company (the “Merger”) will be effective at 11:58 p.m. EST on February 2, 2010 (the “Effective Time of the Merger”). At the Effective Time of the Merger, all outstanding shares of common stock of the Company convert into the right to receive $7.69 in cash and 0.3423 shares of Sykes common stock per share. Pursuant to the terms of the Merger Agreement (i) each outstanding restricted stock unit award has been vested and cancelled entitling the holder thereof to payment equal to $15.38 multiplied by the number of shares of ICT common stock into which each such award would otherwise be convertible and (ii) each outstanding stock option has been vested and cancelled entitling the holder to payment equal to the number of shares underlying such option multiplied by the difference between $15.38 and the exercise price of such option. A copy of the joint press release issued by the Company and Sykes is attached as Exhibit 99.1 and is incorporated by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

As contemplated by the Merger Agreement, on February 2, 2010, the Company instructed NASDAQ to file a delisting application on Form 25 with the Securities and Exchange Commission with respect to the Company’s common stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in response to Item 2.01 of this current report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information provided in response to Item 2.01 of this current report on Form 8-K is incorporated herein by reference. The total consideration paid by Sykes for the outstanding shares and equity awards was $[125,842,528] in cash and [5,601,547] shares of Sykes common stock. The source of funds for the cash consideration was primarily two $75 million term loans provided by a group of lenders with KeyBank National Association acting as lead arranger, sole book runner and administrative agent. Upon effectiveness, the Merger constitutes a change of control of the Company, resulting in the Company becoming a wholly-owned subsidiary of Sykes.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, upon the Effective Time of the Merger, each of the directors and officers of the Company will cease to hold his or her respective position with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

	By:	/S/ VINCENT A. PACCAPANICCIA
	Name:	Vincent A. Paccapaniccia
	Title:	Executive Vice President, Finance and Chief Financial Officer

Dated: February 2, 2010